UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 26, 2023 (January 25, 2023)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc.	Delaware	30-1128146
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000
001-03433	The Dow Chemical Company	Delaware	38-1285128
2211 H.H. Dow Way, Midland, MI 48674
(989) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange
The Dow Chemical Company	0.500% Notes due March 15, 2027	DOW/27	New York Stock Exchange
The Dow Chemical Company	1.125% Notes due March 15, 2032	DOW/32	New York Stock Exchange
The Dow Chemical Company	1.875% Notes due March 15, 2040	DOW/40	New York Stock Exchange
The Dow Chemical Company	4.625% Notes due October 1, 2044	DOW/44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Dow Inc.	☐	The Dow Chemical Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Dow Inc.	☐	The Dow Chemical Company	☐

Section 2 - Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 25, 2023, the Board of Directors ("Board") of Dow Inc. ("Dow" or the "Company") approved restructuring actions to achieve the Company's structural cost improvement initiatives in response to the continued economic impact from the global recessionary environment and to enhance its agility and long-term competitiveness across the economic cycle. This program includes a global workforce cost reduction, decreasing turnaround spending, actions to rationalize the Company's manufacturing assets, which includes asset write-down and write-off charges and related contract termination fees.

The Company will record a charge in the first quarter of 2023 for costs associated with these activities. In total, these costs are expected to be in the range of $550 million to $725 million and will consist of severance and related benefit costs ranging from $330 million to $425 million in connection with a global workforce reduction of approximately 2,000 roles; costs associated with exit and disposal activities ranging from $20 million to $50 million; and asset write-downs and write-offs ranging from $200 million to $250 million.

Future cash payments related to severance costs, contract termination fees and environmental remediation costs are anticipated to be approximately $450 million to $550 million and will be paid out primarily over the next two years.

In addition, the Company will incur costs to implement these and other efficiency actions, which will be expensed as incurred, and range from $400 million to $450 million over the life of the program.

The Company will involve local stakeholders as defined in each country and in compliance with relevant information and consultation processes.

As permitted by Item 2.05 of Form 8-K, the Company will file an amendment to this report if charges and future cash payments differ materially from current estimates.

Section 8 - Other Events

Item 8.01 Other Events.

The Company issued a press release on January 26, 2023, regarding the preceding items. The press release is included below in its entirety.

2211 H.H. Dow Way
Midland, MI 48674
dow.com

Dow outlines targeted actions to deliver $1B in cost savings in 2023

•Proactive actions will optimize Dow’s cost structure in response to near-term macroeconomic uncertainty, while maintaining long-term value creation focus
•Company continues its Decarbonize and Grow strategy as well as its disciplined and balanced approach to capital allocation

MIDLAND, Mich. – January 26, 2023 – Dow Inc. (NYSE: DOW) today outlined a series of targeted actions aligned to its previously stated plan to achieve $1 billion in cost savings in 2023. The proactive actions will further optimize the Company’s cost structure in response to near-term macroeconomic uncertainty, while maintaining its long-term competitiveness across the economic cycle.

Specifically, Dow expects to realize $1 billion in cost savings in 2023 through:

•Structural improvements of $500 million, maintaining a low cost-to-serve operating model:
◦Optimizing labor and services costs, including a global workforce reduction of approximately 2,000 roles;
◦Shutting down select assets, while further evaluating Dow’s global asset base, particularly in Europe, to ensure long-term competitiveness and enhance cost efficiency; and
◦Increasing productivity via end-to-end process improvements.

•Operating expense reductions of $500 million, focused on near-term cash flow:
◦Decreasing turnaround spending, with a continued focus on maintaining safety and reliability;
◦Reducing purchased raw materials, logistics and utilities costs; and
◦Aligning spending levels to the macroeconomic environment.

“We are taking these actions to further optimize our cost structure and prioritize business operations toward our most competitive, cost-advantaged and growth-oriented markets, while also navigating macro uncertainties and challenging energy markets, particularly in Europe,” said Jim Fitterling, Dow chairman and CEO. “We remain committed to capitalizing on our long-term growth opportunities in a disciplined and balanced manner, and these actions further position us to advance our Decarbonize and Grow strategy and strengthen our competitive position.”

The Company will record a charge of $550 million to $725 million in the first quarter of 2023 for costs associated with these activities, which primarily include severance and related benefit costs; costs associated with exit and disposal activities; and asset write-downs and write-offs.

Longer-term, Dow remains on track to grow its underlying EBITDA by greater than $3 billion by 2030 while reducing its carbon emissions by 30 percent versus its 2005 baseline as it progresses on its path to carbon neutrality by 2050.

As Dow implements the actions announced today, the Company will engage local stakeholders in each region and in compliance with local regulations and consultation processes.

About Dow
Dow (NYSE: DOW) combines global breadth; asset integration and scale; focused innovation and materials science expertise; leading business positions; and environmental, social and governance leadership to achieve profitable growth and help deliver a sustainable future. The Company's ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company in the world. Dow's portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated, science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer applications. Dow operates manufacturing sites in 31 countries and employs approximately 37,800 people. Dow delivered sales of approximately $57 billion in 2022. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

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®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

For further information, please contact:

INVESTORS:	MEDIA:
Pankaj Gupta	Kyle Bandlow
+1 989-638-5265	+1 989-638-2417
pgupta@dow.com	kbandlow@dow.com

Cautionary Statement about Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; any sanction, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflict between Russia and Ukraine; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow's contemplated capital and operating projects; Dow's ability to realize its commitment to carbon neutrality on the contemplated timeframe; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war including the ongoing conflict between Russia and Ukraine; weather events and natural disasters; and disruptions in Dow’s information technology networks and systems; and risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent Quarterly Reports on Form 10-Q. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

®TM Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.
THE DOW CHEMICAL COMPANY
Date: January 26, 2023

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Controller and Vice President of Controllers and Tax